UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2025

HUGOTON ROYALTY TRUST

(Exact name of registrant as specified in its charter)

Texas	001-10476	58-6379215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Argent Trust Company Trustee 3838 Oak Lawn Ave, Suite 1720
Dallas, Texas		75219-4518
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (855) 588-7839

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units of Beneficial Interest	HGTXU	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2025 Argent Trust Company, as trustee (the “Trustee”) of Hugoton Royalty Trust (the “Trust”) and XTO Energy, Inc. (“XTO”) entered into a Second Advance Distribution Agreement (the “Agreement") intended to provide the Trustee of the Trust with liquidity to meet current and near-term financial reporting obligations, including payment of third-party auditor and other expenses related to filing the Trust's Quarterly Report on Form 10-Q for the period ending March 31, 2025 and additional near-term filing obligations.

Pursuant to the Agreement, which Agreement is to be effective as of April 30, 2025 (the “Effective Date”), XTO and the Trustee agreed:

• The Second Advance Distribution shall be accounted for under the terms of the Conveyances, such that it is applicable to all three states and can be recouped out of what would otherwise be distributable net profits for any of the states.

• Going forward, XTO shall be entitled to recoup the Second Advance Distribution, along with any applicable interest, by withholding what would otherwise be distributions of Net Proceeds under any of the Conveyances. However, XTO shall only be entitled to withhold distributions of Net Proceeds as recoupment of the Second Advance Distribution to the extent that such recoupment does not leave the Trust with less than $250,000 of available cash. The Trust will provide XTO with documentation of its current available cash monthly until such time as the Second Advance Distribution has been recouped.

• That the Trust’s entitlement to advances or loans from XTO is a disputed issue. The Second Advanced Distribution is being made in response to the Trust’s disclosures regarding the potential inability to continue as a going concern. XTO and the Trustee agreed that by entering into the Agreement, neither of them is admitting, and each specifically denies, that they have engaged in any violation of state or federal law, breached any contractual commitments or committed any tortious act or omission.

• The Second Advance Distribution amount of $500,000 and any accrued interest is fully assignable by XTO. This Agreement will be binding on and will inure to the benefit of the Parties and upon their respective heirs, administrators, executors, successors, and assigns.

The Trustee currently intends that the $500,000 advance distribution will be used to partially replenish the Trust’s cash expense reserve.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events.

XTO has informed the Trustee that it closed the divestment of XTO’s interest in the assets underlying the Trust to Mach Natural Resources LP and its affiliates (“Mach”) on April 30, 2025. XTO has informed the Trustee that Mach has assumed XTO's obligations under the Trust Indenture and operatorship of the applicable properties.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
	10.1*	Advance Distribution Agreement dated April 30, 2025, by and between the Hugoton Royalty Trust and XTO Energy, Inc.
*filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUGOTON ROYALTY TRUST
		By:	ARGENT TRUST COMPANY, TRUSTEE
Date:	May 1, 2025	By:	/s/ NANCY WILLIS
Nancy Willis
Director of Royalty Trust Services